AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000
                              SUBJECT TO AMENDMENT
                                                     REGISTRATION NO. 333-95359


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                 Amendment No. 3
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

               Delaware                                  13-1024020
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           1271 Avenue of the Americas
                            New York, New York 10020
                                  212-399-8000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                   NICHOLAS J. CAMERA, SENIOR VICE PRESIDENT,
                           GENERAL COUNSEL & SECRETARY
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                           1271 Avenue of the Americas
                            New York, New York 10020
                                  212-399-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
        The Commission is requested to mail signed copies of all orders, notices and communications to:

   Theodore H. Paraskevas, Esq.                             Barry Fox, Esq.
      The Interpublic Group                             Cleary, Gottlieb, Steen
        of Companies, Inc.                                    & Hamilton
   1271 Avenue of the Americas                             One Liberty Plaza
     New York, New York 10020                          New York, New York 10006
           212-399-8000                                      212-225-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                 ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                   ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this Prospectus is not complete + + and may be changed. We may not sell these secuities until + + the registration statement filed with the Securities and +
+ Exchange Commission or any applicable state securities       +
+ commission is effective. This Prospectus is not an offer to + + sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer or sale is not +
+ permitted.                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++




                   Subject to Completion, Dated April 14, 2000


Prospectus


                                1,335,125 Shares


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                  Common Stock

                                -----------------


     This is a public offering of shares of common stock, par value $.10 per share, of the Interpublic Group of Companies, Inc. by the selling stockholders named in this Prospectus. The selling stockholders are offering 1,335,125 shares of common stock of Interpublic. Interpublic will not receive any of the proceeds from the offering.

     The common stock is listed on the New York Stock Exchange under the symbol "IPG." On April 13, 2000, the last reported sale price of the common stock on the NYSE was $43 9/16 per share.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                          Prospectus dated April , 2000

                                TABLE OF CONTENTS

  Available Information.................................................. 2
  Incorporation of Certain Information by Reference...................... 3
  The Company............................................................ 3
  Use of Proceeds........................................................ 3
  Common Stock Price Range and Dividends................................. 4
  Selling Stockholders................................................... 5
  Plan of Distribution................................................... 10
  Legal Matters.......................................................... 10
  Experts................................................................ 10

                               -------------------

     Unless the context otherwise requires, "the company," "we," "us," "ours" or "Interpublic" means the Interpublic Group of Companies, Inc., a Delaware corporation.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a registration statement on Form S-3 (File No. 333-95359), under the Securities Act of 1933, as amended (the "Securities Act") for the registration of the common stock offered hereby. This prospectus constitutes a part of that registration statement and does not contain all the information set forth in that registration statement, certain parts of which have been omitted as permitted by the rules and regulations of the SEC. For further information regarding Interpublic and the common stock offered hereby, you should refer to that registration statement.

     In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. In addition, you can inspect reports, proxy statements and other information concerning the Company at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (File No. 1-06686), including any filings after the date of this prospectus, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We incorporate by reference into this prospectus all filings filed pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement:


          -   Our Annual Report on Form 10-K for the year ended December 31,
              1999;


          - Our Current Reports on Form 8-K dated January 24, 2000, February 25, 2000 and April 13, 2000; and


          - The description of the common stock contained in our registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended on Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985, July 15, 1987 and May
              19, 1988 and as further amended by any subsequent amendment or report filed for the purpose of updating that description.

     The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

     You may request a copy at no cost of any or all of the documents referred to above other than those exhibits to such documents which are not specifically incorporated by reference therein. Written or telephone requests should be directed to Thomas J. Volpe, Senior Vice President-Financial Operations, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020; telephone number (212) 399-8000.



                                   THE COMPANY

     Our principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020 (telephone:(212) 399-8000).

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered hereby. See "Selling Stockholders."

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

     Interpublic's common stock is listed on the New York Stock Exchange under the symbol "IPG." The table below shows the range of reported last sale prices on the New York Stock Exchange Composite Tape for Interpublic's common stock for the periods indicated and the dividends declared per share on the common stock for such periods. On May 17, 1999, Interpublic announced:

          - a two-for-one stock split payable in the form of a stock dividend on July 15, 1999 to stockholders of record on June 29, 1999; and

          - a $.085 per share (post-split) cash dividend for the second quarter of 1999 payable on June 15, 1999 to stockholders of record on May 27, 1999.

     Sales prices and per share amounts have been adjusted to reflect this two-for-one stock split.

                                                                       Cash
                                                  Common             Dividends
                                               Stock Price         Declared Per
                                          ---------------------
                                          High              Low        Share
                                        --------         --------  ------------

Year ended December 31, 1997
      First Quarter................     $18 5/16        $16 1/8      $.065
      Second Quarter...............     20 11/16         17 1/2       .065
      Third Quarter................     25 11/16         20 3/4       .065
      Fourth Quarter...............     26 1/4           22 5/8       .065
Year ended December 31, 1998
      First Quarter................    $31 5/16         $23 27/32    $.065
      Second Quarter...............     32 1/4           27 21/32     .075
      Third Quarter................     32 7/16          26 3/32      .075
      Fourth Quarter...............     39 7/8           23 1/2       .075
Year ended December 31, 1999
      First Quarter................    $40 1/4           $36 7/8     $.075
      Second Quarter...............     43 5/16           37 5/8      .085
      Third Quarter................     44 5/16           39          .085
      Fourth Quarter...............     58                39 1/4      .085
Year ended December 31, 2000
      First Quarter................    $55 9/16          $37         $.085
      Second Quarter (through
          April 13, 2000)..........    $48 1/4           $43 9/16      --



     On April 13, 2000, the last sale price of our common stock, as reported on the New York Stock Exchange Composite Tape, was $43 9/16 per share.


     We are not aware of any restrictions on our present or future ability to pay dividends. However, in connection with certain borrowing facilities entered into by Interpublic and its subsidiaries, we are subject to certain restrictions on the ratio of cash flow to consolidated borrowings, the ratio of consolidated borrowings to net worth and the minimum amount of net worth. Any future dividend payments will be made at the discretion of Interpublic's board of directors.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the selling stockholders, including:

          -       the name of each selling stockholder;

          - the number of shares of common stock beneficially owned by such selling stockholder prior to the offering;

          - the maximum number of shares of such common stock to be offered by such selling stockholder hereby; and

          - the number of shares of common stock to be beneficially owned by such selling stockholder assuming all of the shares of such selling stockholder covered by this prospectus are distributed in the offering.

     No selling stockholder beneficially owns one percent (1%) or more of Interpublic's issued and outstanding common stock.

     Because the selling stockholders or their transferees may offer all, a portion or none of the common stock offered pursuant to this prospectus, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon termination of the offering. See "Plan of Distribution."

                                                                                             Number of Shares to be
                                                                                             Beneficially Owned after
                                            Number of Shares                                 Offering, Assuming All
                                            Beneficially Owned         Maximum Number of     Shares Offered are
Name of Selling Stockholder (1)             Prior to the Offering      Shares to be Offered  Distributed
-----------------------------------------   ---------------------      --------------------  ------------------------
Robert G. Beckel........................             2,402                  1,632                       770

Lynda Bernard...........................             1,210                    769                       441

Michael J.P. Boland.....................            50,336                 34,196                    16,140

Diana Bork, as trustee under
Declaration of Trust dated
February 22, 1996.......................             6,380                  4,335                     2,045

Robert H. Bork, Jr., as trustee under
Declaration of Trust dated
February 22, 1996.......................             6,380                  4,335                     2,045

John A. Brennan, Jr.....................            15,301                  9,607                     5,694

James P. Fabiani.........................           64,729                 40,663                    24,066

Lester G. Fant...........................           27,048                 17,752                     9,296

Barbara G. Fant..........................           19,816                 13,006                     6,810

Keith Frederick..........................            4,954                  3,366                     1,588

Gregory M. Gill..........................            2,674                  1,671                     1,003

Henry Giugni.............................            3,755                  2,347                     1,408

Carl Franklin Godfrey, Jr................            6,391                  4,015                     2,376

Lawrence C. Grossman.....................            1,132                    704                       428

Terry Haines.............................            3,690                  2,319                     1,371

Michelle R. Hartz........................            3,200                  2,011                     1,189

John T. Hendrick.........................           10,355                  6,505                     3,850

Paul H. Jensen...........................            2,110                  1,313                       797

Jeffrey L. Lawrence......................            2,373                  1,476                       897

Dale W. Leibach..........................            3,745                  2,329                     1,416

Judy Leon................................            1,279                    809                       470

Peter T. Madigan.........................           50,336                 34,196                    16,140

Arthur D. Mason..........................              808                    512                       296

Daniel P. O'Brien........................            1,187                    754                       433

Jerome W. Pickholz.......................           15,322                 10,410                     4,912

Barry D. Rhoads..........................            1,048                    659                       389

Martin A. Russo..........................           18,806                 11,814                     6,992

Greg Schneiders..........................            4,954                  3,366                     1,588

Barbara Sutton...........................            1,359                    855                       504

Dan C. Tate..............................            2,582                  1,606                       976

Dan Tate, Jr.............................            3,658                  2,286                     1,372

Sheila B. Tate...........................            6,366                  3,999                     2,367

Joseph L. Powell, as escrow agent on
behalf of L. Gaye Torrance under the
escrow agreement dated October 29,
1999.....................................            2,601                  1,653                       948

Julie Tufts..............................            1,242                    791                       451

Cathy Tweedy.............................           15,322                 10,410                     4,912

Vincent M. Versage.......................            4,490                  2,821                     1,669

Gerald F. Warburg........................            6,100                  3,833                     2,267

John Young...............................            1,681                  1,040                       641

The Cassidy Companies ESOP, HSBC Bank,
Trustee; Cassidy and Associates, Inc.
Employee Stock Ownership Trust, HSBC
Trust Bank USA, Trustee..................          323,330                219,649                   103,681

T. Mac Barnhardt.........................            7,906                  3,953                     3,953

William C. Breed, IV.....................            7,906                  3,953                     3,953

Marvin M. Giles, III.....................           31,620                 15,810                    15,810

C. Vernon Spratley, III..................           31,620                 15,810                    15,810

James X. Mullen..........................           99,720                 49,860                    49,860

Mullen Advertising, Inc. Employee
Retirement and Savings Plan Trust Fund,
James X. Mullen, Trustee.................          162,804                 81,402                    81,402

Paul Silverman...........................           30,664                 15,332                    15,332

Jeanne Masucci...........................            1,604                    802                       802

Steve Haesche............................              936                    468                       468

Joseph Grimaldi..........................           13,432                  6,716                     6,716

Edward Boches............................            9,292                  4,646                     4,646

Michael E. Kassan and Ronnie K. Kassan,
Trustees of The Kassan
Family Trust dated April 27, 1990........           44,093                 44,093                         0

Ryan R. Magnussen........................           69,084                 17,271                    51,813

Patrick G. Bradley.......................           69,084                 17,271                    51,813

Steven J. Voci...........................            9,019                  2,255                     6,764

Matthew C. Azar..........................              666                    167                       499

Marco Chiriguayo.........................            1,332                    333                       999

Jill M. Giardino.........................               56                     14                        42

Robert J. Huey...........................               69                     17                        52

Edward A. Lewis..........................               41                     10                        31

Andrew N. Lientz.........................            1,388                    347                     1,041

Terri A. Mabry...........................              888                    222                       666

Brian J. Malone..........................               41                     10                        31

Matthew C. Minkin........................            2,220                    555                     1,665

Brian M. Platz...........................               14                      4                        10

Milind R. Raval..........................              278                     70                       208

Steven L. Sklar..........................              556                    139                       417

Andrew L. Tress..........................              666                    167                       499

Fan Tso..................................            3,469                    867                     2,602

Frank Butterworth........................           79,093                 79,093                         0

David Cyril Laidler......................           79,093                 79,093                         0

Brian David Rees.........................           79,093                 79,093                         0

Mark Bruce Dalgleish.....................          165,412                165,412                         0

James Wilson.............................            7,351                  7,351                         0

Laurie Greenall..........................            6,000                  6,000                         0

William and Suzane Gordon................           94,287                 47,143                    47,144

Tom George (2)...........................           18,088                 18,088                         0

Langtry Trust Company, as trustee for The
Capital Trust, The CSI International
Share Scheme Trust and The Michael Watt
Voluntary Settlement Trust ..............          374,630                105,474                   269,156

Total                                            2,203,967              1,335,125                   868,842


(1) Each selling stockholder is a former shareholder or option holder of a company acquired by Interpublic, or the assignee of such former shareholder or option holder. A number of the selling stockholders are or have been employees or officers of affiliates of Interpublic.

(2) These shares will be issued upon the exercise of a like number of options.

                              PLAN OF DISTRIBUTION

     Interpublic has not been advised by the selling stockholders as to any plan of distribution. Distribution of the common stock by the selling stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions):

          - on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange,

          -    in the over-the-counter market, or

          - in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions.

     Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling the common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.


     We have agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the common stock being offered by the selling stockholders, estimated to be approximately $44,000. We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.


     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

     The validity of the common stock being offered hereby will be passed upon for Interpublic by Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of Interpublic.

                                     EXPERTS

     The consolidated financial statements of Interpublic and its subsidiaries incorporated in this prospectus by reference to Interpublic's Annual Report on Form 10-K for the year ended December 31, 1999, except as they relate to Hill, Holliday, Connors, Cosmopulos, Inc. as of and for the year ended December 31, 1997 and to International Public Relations plc, as of and for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. as of and for the year ended December 31, 1997 and of International Public Relations plc as of and for the year ended December 31, 1997, each a wholly-owned subsidiary of Interpublic, not presented separately in Interpublic's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Ernst & Young LLP and Ernst & Young, respectively, independent accountants. Such financial statements, to the extent they have been included in the financial statements of Interpublic, have been so incorporated in reliance on the report of such independent accountants given on the authority of said firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:


     Filing fee of Securities and Exchange Commission
       relating to registration statement.....................     $ 18,160**
     Fees and expenses of counsel for the Registrant,
       Cleary, Gottlieb, Steen & Hamilton......................      20,000
     Fee of accountants, PricewaterhouseCoopers LLP............       6,000
     Miscellaneous.............................................           0
     Total.....................................................    $ 44,160
                                                                   =========
** previously paid.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's by-laws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the GCL.

     The Company maintains policies of insurance under which the Company and its directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16.  EXHIBITS.


Exhibit Number                           Description
--------------                           -----------

      4.1 The Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from
               Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.+

      4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.+

      5 Opinion of Nicholas J. Camera, Esq., General Counsel of The Interpublic Group of Companies, Inc., as to the legality of the shares of common stock registered hereunder.+

      23.1     Consent of PricewaterhouseCoopers LLP.

      23.2     Consent of Ernst & Young LLP.

      23.3     Consent of Ernst & Young.

      23.4 Consent of Nicholas J. Camera, Esq., General Counsel of The Interpublic Group of Companies, Inc., (included in Exhibit Number
               5).+

      24       Power of Attorney.+

-------------------

+  Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 13th day of April, 2000.

                                  THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                  (Registrant)


                                  By:  /s/ Nicholas J. Camera
                                       ----------------------
                                       Nicholas J. Camera
                                       Senior Vice President, General Counsel
                                       and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on this thirteenth day of April, 2000.


         SIGNATURE                                   TITLE
         ---------                                   -----

             *                      Chairman of the Board, President and Chief
-----------------------------         Executive Officer (Principal Executive
    Philip H. Geier, Jr.              Officer) and Director

             *                      Vice Chairman - Finance and Operations and
----------------------------          Director
      Eugene P. Beard

             *                      Director
----------------------------
      Frank J. Borelli

             *                      Director
---------------------------
     Reginald K. Brack

             *                      Director
---------------------------
     Jill M. Considine

             *                      Director
---------------------------
     John J. Dooner, Jr.

             *                      Director
---------------------------
       Frank B. Lowe

             *                      Vice President and Controller (Principal
----------------------------          Accounting Officer)
       Frederick Molz

             *                      Director
----------------------------
        Leif H. Olsen

             *                      Executive Vice President (Principal
----------------------------          Financial Officer)
        Sean F. Orr

             *                      Director
-----------------------------
       Allen Questrom

             *                      Director
---------------------------
     J. Phillip Samper

             *                      Director
---------------------------
     Michael A. Miles


*By: /s/ Nicholas J. Camera
     ------------------------
     Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit Number                     Description
-----------------  ------------------------------------------------------------

   4.1 The Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.+

   4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.+

   5 Opinion of Nicholas J. Camera, Esq., General Counsel of The Interpublic Group of Companies, Inc., as to the legality of the shares of common stock registered hereunder.+

   23.1   Consent of PricewaterhouseCoopers LLP.

   23.2   Consent of Ernst & Young LLP.

   23.3   Consent of Ernst & Young.

   23.4 Consent of Nicholas J. Camera, Esq., General Counsel of The Interpublic Group of Companies, Inc., (included in Exhibit Number 5).+

   24     Power of Attorney.+

-------------------

+  Previously filed.

                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.3 to Form S-3 of The Interpublic Group of Companies, Inc. (the "Company") of our report dated February 22, 2000 relating to the financial statements, which appears in the 1999 Annual Report to the Stockholders of the Company, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 22, 2000 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 /s/ Pricewaterhouse Coopers LLP
                                                 -------------------------------
                                                 Pricewaterhouse Coopers LLP
                                                 New York, New York
                                                 April  13, 2000

                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of The Interpublic Group of Companies, Inc. (IPG) for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1998, with respect to the consolidated financial statements of Hill, Holliday, Cosmopulos, Inc. for the twelve month period ended December 31, 1997, which statements are included in the consolidated financial statements of IPG for the year ended December 31, 1997 incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            Boston, Massachusetts
                                            April 13, 2000

                                                              EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of The Interpublic Group of Companies, Inc. for the sale of shares of its common stock and to the incorporation by reference therein, of our report, dated February 3, 1999, on the consolidated financial statements of International Public Relations plc which is included in the Annual Report (Form 10-K) of The Interpublic Group of Companies, Inc. for the year ended December 31, 1999.

                                                       /s/ Ernst & Young
                                                       -----------------
                                                       Ernst & Young
                                                       April 13, 2000
                                                       London, England